Exhibit 5.1

June 5, 2023

Mullen Automotive Inc.

1405 Pioneer Street

Brea, California 92821

Re:       Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mullen Automotive Inc., a Delaware corporation (the “Company”), in connection with the offering of up to 242,124,674 shares of its common stock, par value $0.001 per share (the “Common Stock”), to be sold by certain selling stockholders (the “Shares”) as described in the Prospectus (as defined below), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-269766) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated June 5, 2023, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Registration Statement was filed with the Commission and became automatically effective on February 14, 2023.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented (the “Amended and Restated Certificate of Incorporation”); (ii) the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”); (iii) certain resolutions of the Board of Directors of the Company related to the filing of the Prospectus Supplement, the authorization and issuance of the Shares and related matters; (iv) the Registration Statement and all exhibits thereto; and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. We have assumed that the number of shares of Common Stock when issued upon exercise of warrants (the “Warrants”) and pre-funded warrants (the “Pre-Funded Warrants”) shall, when combined with the number of authorized shares of Common Stock outstanding or otherwise reserved for issuance, be less than the number of shares of Common Stock authorized pursuant to the Amended and Restated Certificate of Incorporation. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when paid for and issued pursuant to the terms of the Amended and Restated Certificate of Incorporation, the Warrants and the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about June 5, 2023, which will be incorporated by reference in the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP